UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2019

INTEC PHARMA LTD.

(Exact Name of Registrant as Specified in Charter)

Israel	001-37521	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

+ 972-2-586-4657
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NTEC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement and Registration Rights Agreement with Aspire Capital

On December 2, 2019, Intec Pharma Ltd. (the “Company”), entered into an ordinary shares purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of the Company’s ordinary shares over the 30-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), in which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register under the Securities Act of 1933, as amended for the sale of the Company’s ordinary shares that have been and may be issued to Aspire Capital under the Purchase Agreement. The Company has filed with the SEC a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-230016) registering all of the ordinary shares that may be offered to Aspire Capital from time to time.

Under the Purchase Agreement, on any trading day selected by the Company, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 200,000 of the Company’s ordinary shares in an amount no greater than $500,000 per business day, up to $10.0 million of the Company’s ordinary shares in the aggregate at a per share price (the “Purchase Price”) equal to the lesser of:

●	the lowest sale price of the Company’s ordinary shares on the purchase date; or

●	the arithmetic average of the three (3) lowest closing sale prices for the Company’s ordinary shares during the ten (10) consecutive trading days ending on the trading day immediately preceding the purchase date.

The Company and Aspire Capital also may mutually agree to increase the dollar amount to greater than $500,000 and the number of ordinary shares that may be sold to as much as an additional 2,000,000 ordinary shares per business day, respectively.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in an amount equal to at least 200,000 ordinary shares, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of ordinary shares equal to up to 30% of the aggregate of the Company’s ordinary shares traded on its principal market on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of 250,000 ordinary shares. The purchase price per share pursuant to such VWAP Purchase Notice is generally 97% of the volume-weighted average price for the Company’s ordinary shares traded on its principal market on the VWAP Purchase Date.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction occurring during the period(s) used to compute the Purchase Price. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of the Company’s ordinary shares is less than $0.25. There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of the Company’s ordinary shares to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future funding, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, the Company is issuing to Aspire Capital 612,520 of the Company’s ordinary shares (the “Commitment Shares”). The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost to the Company. Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of the Company’s ordinary shares during any time prior to the termination of the Purchase Agreement. Any proceeds from the Company receives under the Purchase Agreement are expected to be used to fund the Company’s research and development activities, for working capital and for general corporate purposes.

The Purchase Agreement provides that the number of ordinary shares that may be sold pursuant to the Purchase Agreement will be limited to 7,000,394 ordinary shares (the “Exchange Cap”), which represents 19.99% of the Company’s outstanding ordinary shares on December 2, 2019, unless shareholder approval or an exception pursuant to the rules of the Nasdaq Capital Market is obtained to issue more than 19.99%. This limitation will not apply if, at any time the Exchange Cap is reached and at all times thereafter, the average price paid for all ordinary shares issued under the Purchase Agreement is equal to or greater than $0.48978, which is the price equal to the closing sale price of the Company’s ordinary shares immediately preceding the execution of the Purchase Agreement. The Company is not required or permitted to issue any ordinary shares under the Purchase Agreement if such issuance would breach its obligations under the rules or regulations of the Nasdaq Capital Market or other applicable law (including, without limitation, the Israeli Companies Law – 1999, as amended – the “Companies Law”). The Company may, in its sole discretion, determine whether to obtain shareholder approval to issue more than 19.99% of its outstanding ordinary shares hereunder if such issuance would require shareholder approval under the rules or regulations of the Nasdaq Capital Market or the Companies Law.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

The Company is filing the opinion of its counsel, Meitar Liquornik Geva Leshem Tal, relating to the legality of the ordinary shares offered and sold pursuant to the Purchase Agreement, as Exhibit 5.1 hereto.

Item 7.01	Regulation FD Disclosure.

On December 3, 2019, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s ordinary shares, nor shall there be any sale of the Company’s ordinary shares in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli legal counsel to the Registrant

10.1	Ordinary Shares Purchase Agreement, dated December 2, 2019 between Intec Pharma Ltd. and Aspire Capital Fund, LLC

10.2	Registration Rights Agreement, dated December 2, 2019, between Intec Pharma Ltd. and Aspire Capital Fund, LLC

23.1	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)

99.1	Press Release dated December 3, 2019, titled “Intec Pharma Announces $10 Million Ordinary Shares Purchase Agreement with Aspire Capital”.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEC PHARMA LTD.

Date: December 3, 2019	By:	/s/ Nir Sassi
		Name:	Nir Sassi
		Title:	Chief Financial Officer

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